14 de Agosto de 2011/August 14 2011

Pall Mexico Manufacturing, S. de R.L. de C.V. Calle Colinas 11730, Fraccionamiento Parque Industrial El Florido, Seccion Colinas, Delegacion La Presa, Tijuana, Baja California, Mexico
Atencion/Attention: Lic. Leobardo Tenorio Malof
Estimado/Dear Lic. Tenorio:
En nombre y representacion de PROCADEF 1 SAP.I. de C.V. ("PROCADEF") y de FC2010, S.A. de C.V. ("FC"), senalando ambas sociedades como domicilio para oir y recibir todo tipo de notificaciones el ubicado en Paseo de los Heroes 9188, Piso 5, Zona Urbana Rio Tijuana, en Tijuana, Baja California, Mexico, por medio de la presente hacemos constar lo siguiente:

On behaIf of PROCADEF 1 S.A.P.I. de C.V. ("PROCADEF") and FC2010, S,A. de C.V. ("FC"), stating as their domicile to hear and receive all types of notices the one located at Paseo de los Heroes 9188, Piso 5, Zona Urbana Rio Tijuana, in Tijuana, Baja California, Mexico, we hereby would like to confirm the following:

En relation con la nave industrial y mejoras accesorias ubicadas en Calle Colinas 11730, del Fraccionamiento Parque Industrial El Florido, Seccion Colinas, Delegacion La Presa, en Tijuana, Baja California, Mexico (el "Inmueble"), la cual es objeto de cierto Contrato de Arrendamiento de fecha 21 de febrero del ano 2000, FC en su caracter de nudo propietario del Inmueble, y PROCADEF en su caracter de actual arrendador bajo el mismo, de conformidad con el articulo 2321 y demas disposiciones aplicables del Codigo Civil de Baja California, en este acto otorgamos a favor de Pall Mexico Manufacturing, S. de R,L. de C.V., sus filiales y subsidiarias (en conjunto "Pall"), el derecho del tanto para adquirir el Inmueble en caso de que se desee vender el Inmueble a cualquier tercero.

With regard to the industrial building and improvements located at Calle Colinas 11730, in Fraccionamiento Parque Industrial EI Florido, Seccion Colinas, Delegacion La Presa, in Tijuana, Baja California, Mexico (the "Real Property"), which is the subject matter of certain Lease Agreement dated February 21, 2000, FC, as the legitimate owner of the Real Property, and PROCADEF, as the current lessor thereunder, in accordance with articles 2321 and other applicable of the Civil Code for the State of Baja California, hereby grant to Pall Mexico Manufacturing, S. de R.L, de C.V., its affiliates and subsidiaries (jointly "Pall"), the preferential right to acquire the Real Property in the event that it is decided to sell it to any third party.

Pall, FC y PROCADEF acuerdan que dicho derecho del tanto estara en vigor durante todo el tiempo en que: (i) se encuentre en vigor el contrato de arrendamiento del Inmueble (el	Pall, FC and PROCADEF agree that such preferential right will be in force during all of the time that: (i) the lease agreement for the Real Property (the "Agreement") entered currently with

"Contrato") celebrado actualmente con ENSATEC, S.A. de C.V., como arrendatario, y Pall Corporation como garante, y (ii) durante todo el tiempo en que Pall, Pall Corporation, o una empresa filial o subsidiaria de Pall Corporation sea parte en eI Contrato como arrendatario o garante.

ENSATEC, S.A. de C.V., as lessee, and Pall Corporation, as guarantor, is in force, and (ii) during all of the time that Pall, Pall Corporation and any affiliate or subsidiary of Pall Corporation is a party in the Agreement as lessee or guarantor.

No obstante lo anterior, Pall y FC en este acto acuerdan que FC o podra libremente transmitir la propiedad del Inmueble a cualquiera de las personas que se enlistan a continuacion, sin necesidad de otorgar dicho derecho del tanto a favor de Pall siempre que eI nuevo propietario otorgue a favor de Pall el derecho del tanto para adquirir el Inmueble en los mismos terminos que los aqui establecidos simultaneamente al momento de adquisicion del Inmueble. Las personas a las que FC podra transmitir libremente la propiedad del Inmueble son: (i) PROCADEF; (ii) cualquier persona fisica o moral que sea accionista de la sociedad denominada EL FLORIDO CALIFORNIA, S.A, DE C.V.; (iii) cualquier persona fisica o moral que sea accionista de los accionistas de la sociedad denominada EL FLORIDO CALIFORNIA, S.A. DE C.V.; (iv) cualquier sociedad en la que EL FLORIDO CALIFORNIA, S.A. DE C.V. sea socio o accionista; (v) cualquier sociedad en la que cualquiera de los accionistas de la sociedad denominada EL FLORIDO CALIFORNIA, S.A, DE C.V. sean accionistas o socios; y (vi) cualquier sociedad en la que cualquiera de los accionistas de los accionistas de la sociedad denominada EL FLORIDO CALIFORNIA, S.A. DE C.V. sean socios o accionistas. Asimismo queda convenido y acordado por Pall, que cualesquiera de las personas anteriormente enlistadas y sus sucesores podran a su vez transmitir libremente la propiedad del Inmueble a cualesquiera de la personas anteriormente enlistadas, sin necesidad de otorgar dicho derecho del tanto a favor de Pall siempre que el nuevo propietario del Inmueble otorgue a favor de Pall el derecho del tanto para adquirir el Inmueble en los mismos terminos que

Notwithstanding the foregoing, Pall and FC hereby agree that FC may transfer the ownership of the Real Property to any of the persons listed below without the need of granting such preferential right in favor of Pall if the new owner grants in favor of Pall the preferential right to acquire the Real Property in the same terms that the ones provided herein simultaneously at the time of acquisition the Real Property. The persons to whom FC may freely transfer ownership to such Real Property are: (i) PROCADEF; (ii) any individual or entity that is shareholder of EL FLORIDO CALIFORNIA, S.A. DE C.V.; (iii) any individual or entity that is shareholder of any shareholder of EL FLORIDO CALIFORNIA, S.A, DE C.V.; (iv) any company on which EL FLORIDO CALIFORNIA, S.A. DE C.V. is a partner or shareholder; (v) any company on which any of the shareholders of EL FLORIDO CALIFORNIA, S.A. DE C.V. is a shareholder or partner; and (vi) any company on which any of the shareholders of the shareholders of EL FLORIDO CALIFORNIA, S.A, DE C.V. are partners or shareholders. Likewise, it is agreed by Pall that any of the above listed persons and entities and their successors may freely transfer ownership to the Real Property to any of the above listed persons and entities, without the need of granting such preferential right in favor of Pall if the new owner grants in favor of Pall the preferential right to acquire the Real Property in the same terms that the ones provided herein simultaneously at the time of acquisition the Real Property los aqui establecidos simultaneamente al momento de adquisicion del Inmueble.

Atentamente/Truly yours,
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Dr .Georgina Serrano Cuevas Representante legal de Legal Agent of PROCADEF 1, S.A.P.I de C.V.	Lic. Jose Luis Noriega Balcarcel Representante legal de Legal Agent of PROCADEF 1, S.A.P.I de. C.V.

FC2010, S.A. DE C.V., en su caracter de nudo propietario del Inmueble/ as legal owner of the Real Property,

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Dra .Georgina Serrano Cuevas Representante legal de Legal Agent of FC2010,S.A. DE C.V.	Lic. Jose Luis Noriega Balcarcel Representante legal de Legal Agent of FC2010,S.A. de C.V.

Acepto de conformidad:
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Lic. Leobardo Tenorio Malof Representante legal de Legal Agent of Pall Mexico Manufacturing , S.de R.L. de C.V.

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